Exhibit 10.7

INTELLIGENT BIO SOLUTIONS INC.

2019 LONG TERM INCENTIVE PLAN

2026 RESTRICTED STOCK AWARD AGREEMENT

The director identified below (the “Director”) has been selected to participate in the Intelligent Bio Solutions, Inc. 2019 Long Term Incentive Plan (the “Plan”), and has been granted a Restricted Stock Award (“Award”) as outlined below:

Director:
Grant Date:
Number of Shares Subject to Award:

Date of End of Restriction Period:	Number of Award Shares Vesting

The 12-month anniversary of the Grant Date	[Number of Shares Vesting]

This Agreement, effective as of the Grant Date set forth above, is between Intelligent Bio Solutions, Inc. (the “Company”), and the Director. The parties hereto agree as follows:

The Plan provides a complete description of the terms and conditions governing the Award. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall govern. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. A copy of the Plan is attached hereto and the terms of the Plan are hereby incorporated by reference.

1. Grant of Restricted Stock. Subject to the provisions set forth herein and the terms and conditions of the Plan, and in consideration of the agreements of the Director herein provided, the Company hereby grants to the Director the number of Shares set forth above. The Director acknowledges and agrees that the par value of the Shares issuable pursuant to this Agreement shall be deemed fully paid and satisfied by the Director’s past services rendered to the Company prior to the date of this Agreement.

2. Acceptance by Director. The receipt of the Award is conditioned upon the acceptance of this Agreement by the Director.

3. Shares. The Company may issue stock certificates or evidence the Director’s interest by using a restricted book entry account with the Company’s transfer agent. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the restrictions lapse in accordance with Sections 5 through 7 below.

4. Limitations on Transfer.

(a) None of the Shares subject to the Award (“Award Shares”) shall be sold, assigned, pledged or otherwise transferred, voluntarily or involuntarily, by the Director (or his estate or personal representative, as the case may be), until such restrictions lapse in accordance with Sections 5 through 7 below.

(b) In addition to restrictions set forth in Section 4(a), any sale, transfer or other disposition of the Shares shall be subject to compliance with the Company’s Insider Trading Policy. The Policy requires that any transaction in Company Common Stock receive pre-clearance approval by the Company’s designated Compliance Officer.

5. Lapse of Restrictions. The restrictions set forth in Section 4(a) above shall lapse with respect to a number of the Award Shares on the last day of the applicable Restriction Period as set forth above, subject to the Director remaining in employment or service of the Company or a subsidiary or affiliate thereof through the applicable date.

6. Death or Disability. To the extent the restrictions set forth in Section 4(a) above have not lapsed in accordance with Section 5 above, in the event that the Director’s employment or service with the Company and all subsidiaries and affiliates terminates due to the Director’s death or Disability such restrictions shall lapse with respect to a number of unvested Award Shares determined by multiplying the number of Award Shares by a fraction, the numerator of which is the number of full months that have elapsed from the Grant Date to the termination of employment and the denominator of which is the number of full months in the Restriction Period. Except as otherwise determined by the Committee, Award Shares with respect to which restrictions do not lapse on the Director’s death or disability shall be forfeited to the Company automatically for no consideration.

7. Retirement. To the extent the restrictions set forth in Section 4(a) above have not lapsed in accordance with Section 5 above, in the event that (i) the Director voluntarily retires from employment and service with the Company and its subsidiaries and affiliates (the date of such retirement the “Retirement Date”), (ii) the Director’s age plus full years of service with the Company and its subsidiaries and affiliates as of the Retirement Date is equal to 70 or more, and (iii) the Company has not terminated the Director’s employment for Cause and no such reason to terminate for Cause exists as of the Retirement Date, the restrictions shall lapse with respect to 100% of the unvested Award Shares on the Retirement Date. For purposes of this Agreement, “Cause” shall mean, any of the following with respect to the Director: (i) a conviction of, or plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude; (ii) an act of fraud, embezzlement, or theft in connection with the Director’s duties in the course of their employment or service with the Company; (iii) repeated failure to perform assigned duties in a manner consistent with the Company’s expectations after receiving written notice of such failure and a reasonable opportunity to cure such failure; or (iv) any material violation of Company policies which is detrimental to the Company.

8. Forfeiture. Except as provided in Section 6 and 7 and unless otherwise determined by the Committee, the Award Shares shall be automatically forfeited to the Company for no consideration upon the Director’s termination of employment or service with the Company and all subsidiaries and affiliates for any reason other than the Director’s death or Disability (as described in Section 6 above) or retirement (as described in Section 7 above) that occurs prior to the date the restrictions lapse as provided in Section 5 above.

9. Rights as Stockholder. As the holder of the Award Shares, the Director is entitled to all of the rights of a stockholder of the Company with respect to any of the Award Shares, when issued, including, but not limited to, the right to receive dividends declared and payable since the Grant Date; provided, however, that such dividends shall be accumulated and held by the Company (without interest) until the restrictions with respect to the underlying Award Shares lapse as described in Section 5, or if earlier, as described in Section 6 or Section 7, at which time such accumulated dividends shall be paid to the Director in cash. Any accumulated or unpaid dividends relating to Award Shares that are forfeited shall also be forfeited.

10. Tax Obligations. To the extent not paid by the Company, the Director shall be responsible for all tax obligations arising in connection with his Award and has been advised to consult a tax or financial advisor with respect to such obligations. The Company has the authority to make all applicable tax withholdings and deductions necessary to satisfy applicable law as determined in the Company’s sole discretion. THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO THE DIRECTOR REGARDING THE TAX CONSEQUENCES OF THE GRANT OF THE AWARD SHARES SUBJECT TO THIS AGREEMENT.

11. Section 83(b) Election. It shall not be a condition subsequent to the grant of the Award Shares under this Agreement that the Director make and file (no later than thirty (30) days from the Grant Date) with the Internal Revenue Service an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) in respect of the Award Grant granted pursuant to this Agreement. If the Director makes and file such election, the Director shall provide a copy of the election to the Company within five (5) days following its filing with the Internal Revenue Service. A form of election pursuant to Section 83(b) of the Code is provided, for informational purposes only, as Exhibit A.

12. Committee Determinations. The Committee shall have full discretionary authority to make all determinations concerning the rights to benefits under the Plan and this Agreement. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all parties, including the Company, its stockholders, the Director, and the Director’s beneficiaries and estate.

13. Defined Terms. Capitalized terms used in this Agreement and not otherwise defined shall be as defined in the Plan.

14. Legend. The Company may, in its discretion, place a legend or legends on any electronic shares or certificates representing Award Shares issued to the Director that the Company believes is required to comply with any law or regulation.

15. Choice of Law. To the extent not superseded by federal law, the laws of the state of Delaware (without regard to the conflicts laws of Delaware) shall control in all matters relating to this Agreement.

16. Counterparts. This Agreement may be executed electronically and delivered by electronic means, including via electronic mail or any other electronic means complying with the U.S. federal ESIGN Act of 2000, as amended (e.g., www.DocuSign.com) or by any other reasonable transmission method and any copy of this Agreement so executed or delivered, in one or more counterparts, and by the different parties in separate counterparts, shall be deemed to be an original but all of which taken together shall constitute one and the same instrument, and shall be deemed to have been duly and validly delivered and to be valid and effective for all purposes.

17. Recoupment. Notwithstanding any other provisions of this Agreement, the Company shall have the right to seek recoupment of all or any portion of the Award (including by forfeiture of any outstanding Award Shares or by the Director’s remittance to the Company of Award Shares pursuant to which the restrictions previously lapsed or of a cash payment equal to Award Shares pursuant to which the restrictions previously lapsed) in accordance with and pursuant to any Company recoupment policy in effect from time to time. The value with respect to which such recoupment is sought shall be determined by the Company. The Company shall be entitled, as permitted by applicable law, to deduct the amount of such payment from any amounts the Company may owe to the Director.

Intelligent Bio Solutions Inc.

By:	Dated:
Name:
Title:

Agreed and Accepted:

By:	Dated:

Print Name:

EXHIBIT A

ELECTION PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

See attached.

ELECTION PURSUANT TO

SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned received _____ shares of common stock of Intelligent Bio Solutions Inc., a corporation organized under the laws of the State of Delaware (the “Company”) on ______, 2026 (the “Grant Date”). Pursuant to Code §83(b) and Treasury Regulation §1.83-2, the undersigned hereby makes a Section 83(b) election with respect to the shares of restricted common stock. The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1.	The name, address and social security number of the undersigned:

Name: ______________

Address: ____________

_____________

Social Security Number: ______________

Email: ______________

2.	A description of the property with respect to which the election is being made: ______ shares of common stock of the Company.

3.	The date on which the property was transferred: Grant Date.

4.	The taxable year for which such election is made: calendar year 2026.

5.

The restrictions to which the property is subject: The shares of common stock vest as follows: The shares are subject to transfer restrictions until the undersigned satisfies the applicable service conditions. If the undersigned remains in service of the Company through 48 months following the Grant Date, all shares will be vested. If the undersigned does not remain in service through the applicable vesting date, all shares not vested as of termination are forfeited for no consideration.

6.	The fair market value on the Grant Date of the property with respect to which the election is being made, determined without regard to any lapse restrictions: $___ per share of common stock.

7.	The amount paid for such property: $0 per share of common stock on the Grant Date.

A copy of this election has been furnished to the Secretary of the Company pursuant to Treasury Regulations §1.83-2(e)(7).

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files its annual income tax return not later than 30 days after the date of issuance of the shares of common stock to the undersigned. A copy of this election also will be furnished to the Company. The undersigned is the person performing the services in connection with which the shares were issued.

Dated: ______, 2026
[NAME OF GRANTEE]